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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14C
                                 (Rule 14c-101)

               Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No.____)

Check the appropriate box:
[_]  Preliminary Information Statement
[_]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement

                            AMERICASDOCTOR.COM, INC
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               (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No Fee required
[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

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                              INFORMATION STATEMENT

     Unless otherwise noted, references to "AmericasDoctor," "we," "our," or "us" mean AmericasDoctor.com, Inc., a Delaware corporation, and its operating subsidiaries. Our principal executive offices are located at 1325 Tri-State Parkway, Suite 300, Gurnee, Illinois 60031, and our telephone number is (847) 855-7500.

               WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.

     This information statement is being furnished in connection with action taken by stockholders holding a majority of the voting power of AmericasDoctor. On October 5, 2001, our board of directors adopted resolutions proposing and declaring advisable an amendment to our amended and restated certificate of incorporation to change our corporate name to "AmericasDoctor, Inc." and recommending that the amendment be submitted to stockholders of the company for their approval as required under the Delaware General Corporation Law.

     As of the close of business on October 5, 2001, the record date for the determination of stockholders to whom this information statement is sent, AmericasDoctor had outstanding 3,430,042 shares of Class A common stock, par value $.001 per share, 685,324 shares of Class B common stock, par value $.001 per share, 150,884 shares of Series A-1 preferred stock, par value $.001 per share, 149,602 shares of Series A-2 preferred stock, par value $.001 per share, 297,768 shares of Series A-3 preferred stock, par value $.001 per share, 888,889 shares of Series A-4 preferred stock, par value $.001 per share, 569,861 shares of Series A-5 preferred stock, par value $.001 per share, 2,726,450 shares of Series A-6 preferred stock, par value $.001 per share, 209,167 shares of Series A-7 preferred stock, par value $.001 per share, 228,436 shares of Series B contingent convertible preferred stock, par value $.001 per share, and 30,164 shares of Series E preferred stock, par value $.001 per share. As of October 5, 2001, there were no shares of Series C contingent convertible preferred stock, par value $.001 per share, of AmericasDoctor outstanding. Holders of the Class A common stock are entitled to cast one vote for each share of Class A common stock then registered in the holder's name. Holders of the Series A-1 preferred stock, Series A-2 preferred stock, Series A-3 preferred stock, Series A-4 preferred stock, Series A-5 preferred stock, Series A-6 preferred stock and Series E preferred stock are entitled to one vote for each share of Class A common stock into which such preferred stock is convertible as of the record date. The holders of the Series A-1 preferred stock, Series A-2 preferred stock, Series A-3 preferred stock, Series A-4 preferred stock, Series A-5 preferred stock, Series A-6 preferred stock, Series E preferred stock and Class A common stock vote together as a single class on all matters brought before the holders of the Class A common stock. Holders of the Class B common stock, Series A-7 preferred stock, Series B contingent convertible preferred stock and Series C contingent convertible preferred stock have no rights to vote on the matters described in this information statement.

     As permitted under Section 228 of the Delaware General Corporation Law, by written consent dated October 10, 2001, stockholders of AmericasDoctor representing more than a majority of the issued and outstanding shares of Class A common stock, Series A-1 preferred stock, Series A-2 preferred stock, Series A-3 preferred stock, Series A-4 preferred stock, Series A-5 preferred stock, Series A-6 preferred stock and Series E preferred stock of AmericasDoctor, voting together as a single class, approved the amendment to our amended and restated certificate of incorporation. The amendment will become effective on the date we file the certificate of amendment with the Secretary of State of Delaware, which we expect to be as soon


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as reasonably practicable on or after the twentieth (20th) day following the mailing of this information statement. A copy of the amendment is attached to this information statement as Exhibit A.

     There will not be a meeting of stockholders and none is required under Delaware General Corporation Law because this action has been approved by written consent of the holders of a majority of the outstanding shares of voting securities of AmericasDoctor.

     This information statement is being mailed to the holders of our voting stock on or about November 1, 2001.

     All expenses incurred in connection with the preparation and mailing of this information statement will be borne by AmericasDoctor. This information statement is prepared and distributed by AmericasDoctor.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee of any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the amendment to our certificate of incorporation that is not shared by all other stockholders pro-rata, and in accordance with their respective interests.

              AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF
                     INCORPORATION TO EFFECT A NAME CHANGE

     Our board of directors and the stockholders holding a majority of the voting power of AmericasDoctor have approved the change of our corporate name from "AmericasDoctor.com, Inc." to "AmericasDoctor, Inc." by means of an amendment to our amended and restated certificate of incorporation. The corporate name change and the amendment to our certificate of incorporation will become effective upon the filing of a certificate of amendment to the certificate of incorporation with the Secretary of State of Delaware, which is expected to occur as soon as reasonably practicable on or after the twentieth
(20th) day following the mailing of this information statement to our stockholders.

     We are a pharmaceutical services company that combines and integrates physician researchers in conducting clinical research trials to assist the pharmaceutical industry in developing, positioning and promoting its products. In January 2000, we merged with the Maryland based AmericasDoctor.com, Inc. ("Old AmericasDoctor") and changed our corporate name from "Affiliated Research Centers, Inc." to "AmericasDoctor.com, Inc." Old AmericasDoctor provided an interactive Internet healthcare information site for consumers. After the merger, however, we abandoned the web-related initiatives developed by Old AmericasDoctor relating to Web patient recruitment and new drug marketing programs and concentrated on our core business, clinical research. Accordingly, we believe that with the name "AmericasDoctor.com, Inc.," there is a possible perception that our business is limited to the on-line healthcare industry. We believe the name "AmericasDoctor, Inc." more accurately conveys the scope of our business while capitalizing on the recognition of "AmericasDoctor" with our customers and the business community in which we operate.

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     The board of directors believes that the name change, and therefore, the proposed amendment, are in the best interests of AmericasDoctor and its stockholders.

     The affirmative vote of the holders of a majority of the outstanding shares of Class A common stock, Series A-1 preferred stock, Series A-2 preferred stock, Series A-3 preferred stock, Series A-4 preferred stock, Series A-5 preferred stock, Series A-6 preferred stock and Series E preferred stock is required for approval of an amendment of the certificate of incorporation under Delaware General Corporation Law. We have obtained this approval through the written consent of stockholders owning a majority of the outstanding voting securities of AmericasDoctor. Therefore, a meeting to approve the name change and the amendment to the certificate of incorporation is unnecessary and will not take place for this purpose. A copy of the amendment is attached to this information statement as Exhibit A.

     The voting and other rights that accompany the securities of AmericasDoctor will not be affected by the change in corporate name. Stockholders may, but need not, exchange their certificates to reflect the change in corporate name.

                                           By Order of the Board of Directors

                                           /s/  C. Lee Jones
                                           __________________________________
                                           C. Lee Jones
                                           Chairman, President and CEO


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                                                                       Exhibit A

                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            AMERICASDOCTOR.COM, INC.

                         ------------------------------

                             Pursuant to Section 242
                         of the General Corporation Law
                            of the State of Delaware

          AmericasDoctor.com, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     FIRST: That the Board of Directors of the Corporation adopted a resolution proposing and declaring advisable the following amendment to the Corporation's Amended and Restated Certificate of Incorporation:

          "Article First of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

          FIRST: The name of the Corporation is AmericasDoctor, Inc."

     SECOND: That the stockholders of the Corporation have approved such amendment by means of written action of stockholders in lieu of a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, AmericasDoctor.com, Inc. has caused this Certificate to be duly executed by its President and attested to by its Secretary this ____ day of __________, 2001.

                                                 AMERICASDOCTOR.COM, INC.

                                                 By: ___________________________
                                                 C. Lee Jones
                                                 President


ATTEST:


_________________________
David R. Adamoli
Secretary

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